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                                    EXHIBIT 23.1

                               ACCOUNTANTS' CONSENT



The Shareholders and Board of Directors
Thomas & Betts Corporation:

We consent to incorporation by reference in the Registration Statements (No. 33-1403, No. 33-35297, No. 33-56789 and No. 33-68370) on Form S-8, in the
Registration Statements (No. 33-44153 and No. 333-34567) on Form S-3 and in the Registration Statements (No. 33-15729 and No. 333-893) on Form S-4 of Thomas & Betts Corporation of our report dated February 5, 1998, relating to the consolidated balance sheets of Thomas & Betts Corporation and subsidiaries as of December 28, 1997 and December 29, 1996 and the related consolidated statements of earnings, cash flows and shareholders' equity for each of the years in the three-year period ended December 28, 1997, which report appears or is incorporated by reference in the December 28, 1997 annual report on Form 10-K of Thomas & Betts Corporation. Our report contains a reference to our reliance on the report of other auditors who performed the audit of Augat Inc., a wholly owned subsidiary, as of December 29, 1996 and for each of the years in the two-year period then ended.


KPMG Peat Marwick LLP


Memphis, Tennessee
March 12, 1998

                                     EX-23.1